                                                                    Exhibit 10.1

=================================================================================

                         AGREEMENT FOR PURCHASE AND SALE
                             OF MEMBERSHIP INTERESTS

                                  by and among

                           GLOBALNET ENTERPRISES, LLC,

                    a Pennsylvania limited liability company,

                                       as

                                     SELLER,

    LEARNED ASSOCIATES OF NORTH AMERICA, LLC, a New Jersey limited liability company, SEVEN HILLS MANAGEMENT, LLC, a Pennsylvania limited liability company, DIVERSIFIED DEVELOPMENT LLC, a Pennsylvania limited liability company and
            AJAX BARON, LLC, a Pennsylvania limited liability company

                                       as

                               MEMBERS of SELLER,

                                       and

              FIRSTPLUS ENTERPRISES, INC., a Texas corporation and
               FIRSTPLUS DEVELOPMENT COMPANY, a Texas corporation,

                                       as

                                     BUYERS

Dated July 30th, 2007

      This  AGREEMENT  FOR  PURCHASE  AND  SALE OF  MEMBERSHIP  INTERESTS  (this
"AGREEMENT"), dated July 30, 2007, is by and among Globalnet Enterprises, LLC, a
Pennsylvania  limited liability  company  ("SELLER"),  and its members,  to wit:
Learned Associates of North America, LLC, a New Jersey limited liability company
("LEARNED"),  Seven Hills  Management,  LLC, a  Pennsylvania  limited  liability company ("SEVEN HILLS"),  Diversified  Development  LLC, a Pennsylvania  limited liability company  ("DIVERSIFIED")  and Ajax Baron, LLC, a Pennsylvania  limited liability company ("AJAX") (Learned,  Seven Hills, Diversified and Ajax are each referred to herein as a "MEMBER" and  collectively  as the "MEMBERS") on the one
hand  and  FirstPlus   Enterprises,   Inc.  ("FP   ENTERPRISES")  and  FirstPlus
Development Company ("FP DEVELOPMENT") , each a Texas corporation (collectively, and jointly and severally, the "BUYERS"), on the other hand.

                              W I T N E S S E T H:

      WHEREAS,  Seller  owns  all  of  the  issued  and  outstanding  membership interests of each of Globalnet  Development  Co.,  LLC, a  Pennsylvania  limited liability  company  ("DEVELOPMENT"),  Globalnet  Facility  Services  Co., LLC, a
Pennsylvania  limited liability company  ("FACILITY") and Globalnet  Restoration
Co.,  LLC,  a  Pennsylvania   limited  liability  company   ("RESTORATION"   and
collectively with Development and Facility, the "SUBSIDIARIES");

      WHEREAS,  FP  Enterprises  desires  to  purchase  all  of the  issued  and outstanding  membership interests of Facility (the "FACILITY INTERESTS") and all
of  the  issued  and  outstanding   membership  interests  of  Restoration  (the
"RESTORATION  INTERESTS")  from Seller,  and Seller desires to sell the Facility
Interests and the Restoration Interests to FP Enterprises;

      WHEREAS,  FP  Development  desires  to  purchase  all  of the  issued  and outstanding  membership  interests of Development (the "DEVELOPMENT  INTERESTS")
from  Seller,  and  Seller  desires  to sell  the  Development  Interests  to FP
Development;

      WHEREAS, Members are the sole members of Seller;

      NOW,   THEREFORE,   in  consideration  of  the  premises  and  the  mutual
representations,  warranties,  covenants and undertakings  contained herein, and for other good and valuable consideration,  the receipt and sufficiency of which are hereby  acknowledged,  the parties  hereto,  intending to be legally  bound, agree as follows:

                                    ARTICLE I

                              DEFINITIONS AND TERMS

      Section 1.1 CERTAIN DEFINITIONS.  As used in this Agreement, the following terms have the meanings set forth below:

            "AFFILIATE"  means, with respect to any Person,  any Person directly or indirectly  controlling,  controlled by, or under common  control with,  such other Person. For purposes of this definition, the term "control" (including the correlative  meanings of the terms  "controlled  by" and "under  common  control with"),  as used with respect to any Person,  means the possession,  directly or indirectly,  of the power to direct or cause  the  direction  of the  management policies of such Person,  whether through the ownership of voting  securities or by contract or otherwise.

            "ANCILLARY  AGREEMENTS" means collectively the Note, the Development
Assignment (as defined in SECTION 2.7(A)),  the Facility  Assignment (as defined in  SECTION  2.7(B))  and the  Restoration  Assignment  (as  defined  in SECTION
2.7(C)).

            "BOOKS AND RECORDS" means all books, ledgers, files, reports, plans, records,  manuals and other  materials (in any form or medium) of, or maintained for, the respective businesses of the Subsidiaries, but excluding any such items to the extent (i) any Law prohibits their transfer or (ii) any transfer  thereof otherwise  would  subject  Seller or any of its  Affiliates  to any Liability to
anyone other than Buyers.

            "BUSINESS"  means  business  of all or any,  as  applicable,  of the
Subsidiaries.

            "BUSINESS DAY" means any day other than Saturday, Sunday or a day on which banks in Philadelphia,  Pennsylvania are authorized or obligated by Law or executive order to close.

            "BUYER SHARES" is as defined in SECTION 2.2.

            "CLOSING" means the closing of the sale of the Interests that is the subject of this Agreement.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COMMON  STOCK" means the common stock of  FirstPlus,  as defined in
SECTION 4.3.

            "CONTRACTS"  means all  personal  property  leases,  agreements  and contracts, of each of the Subsidiaries.

            "ENVIRONMENTAL  LAWS" shall mean all federal,  state and local laws, ordinances,  rules and  regulations  and other  provisions  having  the force or effect  of law  pertaining  to  pollution  or  protection  of  the  environment,
including  without  limitation,   all  those  relating  to  the  presence,  use,
production, generation, handling, transportation,  treatment, storage, disposal, distribution,  labeling,  testing,  processing,  discharge,  release, threatened release,  control or cleanup of any Hazardous Material and air, water, ground or
subsurface  pollution  and  to  the  storage,  use,  handling,   transportation,
discharge,  and  disposal  (including  spills  and  leaks) of  gaseous,  liquid, semi-solid or solid materials.

            "FINANCIAL STATEMENTS" is as defined in SECTION 3.5.

            "FIRSTPLUS"  means  FirstPlus   Financial  Group,   Inc.,  a  Nevada
corporation, the parent corporation of Buyers.

            "GAAP" means United States generally accepted accounting  principles as in effect from time to time, consistently applied.

                                      -3-

            "GOVERNMENT  ENTITY"  means any federal,  state,  local,  foreign or domestic court,  administrative body or other governmental or quasi-governmental entity with competent jurisdiction.

            "HAZARDOUS  MATERIAL"  shall mean any solid  waste  disposal,  toxic substance,  hazardous substance,  hazardous waste, toxic chemical,  pollutant or contaminant.

            "INTERESTS" is as defined in SECTION 2.1.

            "LAW" means any law, statute,  ordinance,  rule,  regulation,  code, order, judgment, injunction or decree enacted, issued, promulgated,  enforced or entered by a Government Entity.

            "LIABILITY" or "LIABILITIES"  means any and all debts,  liabilities, commitments and obligations of any kind, whether fixed,  contingent or absolute, matured or  unmatured,  liquidated  or  unliquidated,  accrued  or not  accrued, asserted  or  not  asserted,  known  or  unknown,  determined,  determinable  or otherwise,  whenever or however arising  (including,  whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be  required  by GAAP to be  reflected  in  financial  statements  or disclosed in the notes thereto.

            "LIEN"  shall  mean any  security  interest,  lien,  claim,  pledge, mortgage,  charge,  restriction  on  transfer,  right  under  conditional  sales contract or other encumbrance or charge of any nature whatsoever.

            "MATERIAL ADVERSE EFFECT" is as defined in SECTION 3.1.

            "MEMBERS' AGENT" is as defined in SECTION 9.12.

            "NON-COMPETITION PERIOD" is as defined in SECTION 5.8.

            "NOTE" is as defined in SECTION 2.3.

            "ORDINARY COURSE" or "ORDINARY COURSE OF BUSINESS" means the conduct of the Business in accordance with the normal day-to-day customs,  practices and procedures of each of the Seller Companies, as applicable.

            "PERMITS" are as defined in SECTION 3.10.

            "PERSON" means any  individual,  corporation,  partnership,  limited
liability  company,   limited  liability   partnership,   firm,  joint  venture,
association,  joint-stock company, trust, unincorporated  organization,  estate, sole proprietorship, association, Government Entity or other entity.

            "REGULATION  D" means  Regulation D of the United States  Securities and Exchange Commission, as amended, issued under the Securities Act.

            "RIGHTS" means warrants, options, rights, convertible securities and
other  capital  stock   equivalents  which  obligate  an  entity  to  issue  its
securities.

                                      -4-

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SELLER  COMPANIES"  means,   collectively,   Seller,   Development,
Facility and Restoration.

            "TAX RETURNS" means all reports,  returns or other information filed or required to be filed with respect to Taxes, including any amendments thereto.

            "TAX" or "TAXES"  means all federal,  state or local and all foreign
taxes,  including  income,  gross  receipts,   windfall  profits,  value  added,
property, sales, use, duty, license, excise, franchise, employment,  withholding or similar  taxes,  together  with any  interest,  additions or  penalties  with respect thereto and any interest in respect of such additions or penalties.

            "TRANSACTION"  means the purchase and sale of the Interests pursuant to this Agreement.

      Section 1.2 OTHER  DEFINITIONAL  PROVISIONS.  Unless the  express  context otherwise requires: (a) the words "hereof",  "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any  particular  provision of this  Agreement;  (b) the terms defined in the singular have a comparable  meaning when used in the plural,  and vice versa;  (c) the terms  "Dollars"  and "$" mean United States  Dollars;  (d)
references  herein to a specific  Section,  Subsection or Schedule  shall refer, respectively,  to Sections,  Subsections  or Schedules  of this  Agreement;  (e)
wherever  the  word  "include,"  "includes,"  or  "including"  is  used  in this
Agreement,  it shall be deemed to be followed by the words "without limitation;"
and (f) references herein to any gender includes each other gender.

                                   ARTICLE II

                         PURCHASE AND SALE OF INTERESTS

      Section 2.1 PURCHASE AND SALE OF INTERESTS.

            (a) On the terms and subject to the conditions set forth herein,  at the  Closing,  Seller  shall sell,  convey,  transfer,  assign and deliver to FP
Development, free and clear of all Liens, and FP Development shall purchase from
Seller all of Seller's right, title and interest,  as of the Closing,  in and to the Development Interests.

            (b) On the terms and subject to the conditions set forth herein,  at the  Closing,  Seller  shall sell,  convey,  transfer,  assign and deliver to FP
Enterprises, free and clear of all Liens, and FP Enterprises shall purchase from
Seller all of Seller's right, title and interest,  as of the Closing,  in and to the Facility Interests and the Restoration Interests.

The Development Interests,  the Facility Interests and the Restoration Interests
are herein collectively referred to as the "INTERESTS".

      Section 2.2 PURCHASE PRICE. On the terms and subject to the conditions set forth herein,  in consideration  of the sale of the Interests,  Buyers shall pay and deliver to Seller (a) FOUR  MILLION  FIVE  HUNDRED  FORTY  THOUSAND  DOLLARS

                                      -5-

($4,540,000),  consisting  of (i) THREE  MILLION  FORTY  FIVE  THOUSAND  DOLLARS
($3,045,000)  in cash at the Closing and (ii) ONE MILLION  FOUR  HUNDRED  NINETY
FIVE THOUSAND DOLLARS ($1,495,000) payable subsequent to Closing, the obligation of payment of which shall be  evidenced  by a promissory  note  providing  for a seven  percent (7%) per annum  interest  rate and a maturity date two years from the date hereof, and payment of the outstanding  principal and interest due in a balloon  payment on such maturity  date,  which note is in the form of EXHIBIT A
(the "NOTE");  and (b) within five Business Days after the Closing,  ONE MILLION
ONE HUNDRED THOUSAND (1,100,000) shares of common stock of FirstPlus (the "BUYER
SHARES") issued to the Seller under  Regulation D, to be allocated and issued as set forth on SCHEDULE 2.2(B) hereof (collectively, the "PURCHASE PRICE").

      Section  2.3  PURCHASE  PRICE  ALLOCATION.  The  Purchase  Price  shall be allocated  among the  Interests  as set forth on SCHEDULE 2.3 hereof for all Tax purposes  including,  without  limitation,  Code Section 1060. Seller and Buyers
(and their respective Affiliates) shall file all Tax Returns consistent with the allocation  described  in this  SECTION  2.3  hereof  and use  their  reasonable commercial  efforts to sustain such  allocation in any  subsequent  tax audit or dispute. Each party shall file its respective IRS Form 8594 consistent herewith.

      Section  2.4  CLOSING.  The  Closing  shall take  place at the  offices of
FirstPlus at 10:00 a.m. prevailing Central Time, on the later of July 30th, 2007 or the day on which all of the  conditions  precedent  set forth in  ARTICLE  VI shall have been satisfied or waived.  Such time and date are herein  referred to as the "CLOSING DATE." Subject to the provisions of ARTICLE VIII hereof, failure to consummate such transactions on the date and the time determined  pursuant to this SECTION 2.4 shall not result in the termination of this Agreement and shall not relieve any party of any obligation under this Agreement.

      Section 2.5 DELIVERIES BY BUYERS.

            (a) At the Closing, Buyers shall deliver to Seller the following:

                   (i) The cash  portion of the  Purchase  Price  payable at the
Closing  in  immediately  available  funds by wire  transfer  to an  account  or accounts which have been designated by Seller;

                   (ii) The Note;

                   (iii)Duly  executed  counterparts  of each of the Ancillary
Agreements, if any, as applicable; and

                   (iv)  Resolutions  of  the  Boards  of  Directors  of  Buyers
authorizing  the  execution  and  delivery of this  Agreement  by Buyers and the performance  of their  obligations  hereunder,  certified by the  Secretaries of
Buyers;

            (b) Within five Business  Days after the Closing Date,  Buyers shall deliver to Seller duly issued share certificates representing the Buyer Shares.

      Section 2.6 DELIVERIES   BY  SELLER.   At  the  Closing,   Seller  shall
deliver, or cause to be delivered, to Buyers the following:

                                      -6-

            (a)  An  Assignment  of  Limited   Liability  Company  Interest  and
Assumption   Agreement,   duly  endorsed,   representing  the  transfer  of  the
Development  Interest  from  Seller to FP  Development  in the form and  content attached  hereto as  EXHIBIT B (the  "DEVELOPMENT  ASSIGNMENT"),  together  with
Membership Certificate No. 1 for 100% of the Development Interests;

            (b)  An  Assignment  of  Limited   Liability  Company  Interest  and
Assumption Agreement,  duly endorsed,  representing the transfer of the Facility
Interest from Seller to FP Enterprises in the form and content  attached  hereto as EXHIBIT C (the "FACILITY  ASSIGNMENT")  together with Membership  Certificate
No. 1 for 100% of the Facility Interests;

            (c)  An  Assignment  of  Limited   Liability  Company  Interest  and
Assumption   Agreement,   duly  endorsed,   representing  the  transfer  of  the
Restoration  Interest  from  Seller to FP  Enterprises  in the form and  content attached  hereto  as  EXHIBIT D (the  "RESTORATION  ASSIGNMENT")  together  with
Membership Certificate No. 1 for 100% of the Restoration Interests;

            (d)  Duly  executed  counterparts  of  each of the  other  Ancillary
Agreements, as applicable;

            (e)  Resolutions  of the members of Seller adopted at meetings or by consent  authorizing  the execution and delivery of this Agreement by Seller and the  performance  of its  obligations  hereunder,  certified  by the  Manager of
Seller;

            (f)  Certificates  of the Secretary of State of the  Commonwealth of
Pennsylvania  dated as of a recent  date as to the good  standing  of the Seller
Companies;

            (g) Resignations,  effective immediately,  of each incumbent manager and officer of the Subsidiaries; and

            (h) Such other separate  bills of sale,  assignments or documents of transfer that Buyer may  reasonably  deem  necessary or  appropriate in order to perfect, confirm or evidence title to all or any part of the Interests.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF SELLER AND MEMBERS

      Seller and Members  jointly and severally  represent and warrant to Buyers as of the date hereof and as of the Closing as follows:

      Section 3.1  ORGANIZATION.  The Seller  Companies  are  limited  liability companies duly organized,  validly  existing and in good standing under the laws of  Pennsylvania.  Seller  has all  requisite  power  and  authority  to own the
Interests.  The  Subsidiaries  have all requisite power and authority to conduct each such  entity's  respective  Business as currently  conducted.  Complete and correct copies of Certificates of Formation of each of the Seller Companies, and all amendments thereto,  certified by the Secretary of State of the Commonwealth of Pennsylvania,  and of the Limited Liability  Company Operating  Agreements of
the Seller Companies and all amendments thereto,  previously have been delivered to Buyers.  Each of the Seller  Companies is duly  qualified to do business as a

                                      -7-

foreign limited liability company,  and is in good standing in each jurisdiction where the  character of the  properties  owned,  leased or operated by it or the nature of its activities makes such  qualification  necessary,  except where the failure to be so duly  qualified  and in good standing  would not  reasonably be expected to have a Material Adverse Effect.  For the purposes of this Agreement,
"MATERIAL  ADVERSE  EFFECT"  means any effect or change that would be materially adverse to the Business or the  Interests of any of the Seller  Companies on one
hand,  or Buyers on the other  hand,  or on the  ability  of Seller or Buyers to consummate timely the transactions contemplated hereby.

      Section 3.2  AUTHORIZATION.  Each of Seller and Members has full power and authority  to execute  and  deliver  this  Agreement  and each of the  Ancillary
Agreements to which it is a party, and to perform its obligations  hereunder and thereunder.  The  execution,  delivery and  performance by Seller and Members of this  Agreement  and  such  Ancillary  Agreements  has  been  duly  and  validly authorized and no additional limited liability company  authorization or consent is required in connection with the execution, delivery and performance by Seller or  Members  of  this  Agreement  or such  Ancillary  Agreements.  There  are no contractual,  statutory  or other  restrictions  of any kind  upon the power and authority of Seller to execute and deliver this  Agreement or to consummate  the transactions  contemplated  hereunder  and no  action,  waiver or consent by any
Government  Entity is  necessary to make this  Agreement  valid and binding upon
Seller in accordance with its respective  terms.  Assuming the due execution and delivery of this  Agreement  by Buyers,  this  Agreement  is a legal,  valid and binding obligation of Seller and Members, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application  affecting the enforcement of creditors' rights generally,  and the fact that equitable  remedies or relief
(including,  but not limited to, the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

      Section 3.3 NO BREACH OF STATUTE OR CONTRACT.  Neither the  execution  and delivery of this Agreement by Seller or Members,  nor the consummation by Seller or Members of the transactions  contemplated hereby, nor compliance by Seller or
Members with any of the provisions  hereof will violate or cause a default under any statute  (domestic or  foreign),  judgment,  order,  writ,  decree,  rule or regulation of any Government Entity applicable to any of the Seller Companies or
Members or any of their  respective  properties;  breach or conflict with any of the terms,  provisions or conditions of the  Certificate of Formation or Limited
Liability  Company  Operating  Agreement  of  any of the  Seller  Companies;  or
violate, conflict with or breach any agreement,  contract, mortgage, instrument, indenture or license to which any of the Seller  Companies or Members is a party or by which Seller or Members is or may be bound with  respect to the  Interests or the Business, or constitute a default (in and of itself or with the giving of notice,  passage  of time or both)  thereunder,  or  result in the  creation  or imposition  of any Lien upon,  or give to any other  party or parties any claim, interest or right,  including  rights of termination or cancellation in, or with respect to, the Interests.

      Section  3.4  SUBSIDIARIES.  Other  than the  Subsidiaries,  Seller has no subsidiaries  or  equity  investments  in any  other  corporation,  association, partnership, joint venture or other entity that carries on the Business.

                                      -8-

      Section 3.5 FINANCIAL  STATEMENTS.  The following  unaudited  consolidated financial  statements  of the Seller  Companies  (collectively,  the  "FINANCIAL
STATEMENTS"),  which have been  furnished  previously to Buyers by Seller,  have been  prepared  from and are in  accordance  with the books and  records  of the
Seller  Companies  in  conformity  with  GAAP  applied  on  a  consistent  basis throughout the periods involved,  and fairly present the financial  condition of the Seller Companies as at the dates stated and the results of operations of the
Seller Companies for the periods then ended:  consolidated balance sheets of the
Seller  Companies  at December 31, 2005 and the income  statements  for the year then ended,  including footnotes  (audited);  and consolidated balance sheets of the Seller  Companies at May 31, 2007 and monthly income  statements for each of the five months in the period then ended.

      Section 3.6 ABSENCE OF CERTAIN CHANGES AND EVENTS.  Except as set forth on
SCHEDULE  3.6,  since  December  31, 2006 there has not been with respect to any
Business or any Subsidiary:

            (i) Any material  adverse change in its operations (as now conducted or as  presently  proposed  to be  conducted),  assets,  properties  or  rights, prospects or condition (financial or otherwise);

            (ii) Any material transaction entered into or carried out other than in the ordinary and usual course of its business including,  without limitation, any transaction resulting in the incurrence of liabilities or obligations;

            (iii) Any material  change made in the methods of doing  business or in the  accounting  principles or practices or the method of application of such principles or practices;

            (iv) Any Lien  imposed or agreed to be imposed on or with respect to the  Interests  or  the  assets  of any of the  Subsidiaries  that  will  not be discharged prior to the Closing;

            (v) Any modification, waiver, change, amendment, release, rescission or  termination  of,  or  accord  and  satisfaction  with  respect  to any term, condition  or  provision  of  any  Contract,  other  than  any  satisfaction  by performance  in  accordance  with the terms  thereof in the  ordinary  and usual course of its business; or

            (vi) Any damage, destruction or similar loss, whether or not covered by insurance, adversely affecting the Business.

      Section 3.7 LIABILITIES.  Except as set forth on SCHEDULE 3.7, none of the
Seller  Companies  has  any  Liability  or  obligation  of any  nature  (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) in respect of the Business except:

            (i) those set forth or reflected in the  Financial  Statements  that have not been paid or discharged since the date thereof;

            (ii) those arising under agreements or other  commitments  listed on any Schedule hereto; and

                                      -9-

            (iii) current Liabilities arising in the Ordinary Course of Business subsequent  to May 31,  2007  that are  accurately  reflected  in the  Books and
Records in a manner consistent with past practice.

      Section 3.8 TAXES.  Except as set forth on SCHEDULE 3.8:

            (i) Each of the Seller Companies has duly filed all federal,  state, local and foreign  tax  returns and tax reports  required to be filed by it. All such  returns  and  reports  are true,  correct  and  complete  in all  material respects,  none of such  returns and reports  has been  amended,  and all taxes, assessments, fees and other governmental charges due with respect to the periods covered by such returns and reports have been fully paid;

            (ii)  SCHEDULE  3.8 sets forth the dates and  results of any and all audits of  federal,  state,  local and  foreign tax returns of any of the Seller
Companies performed by federal,  state, local or foreign taxing authorities.  No
waivers  of  any  applicable  statutes  of  limitations  are  outstanding.   All
deficiencies proposed as a result of any audits have been paid or settled. There is no pending or to  Seller's  knowledge  threatened  federal,  state,  local or foreign  tax audit of any of the  Seller  Companies  and no  agreement  with any federal,  state,  local or foreign tax authority  that may affect the subsequent tax liabilities of any of the Seller Companies; and

            (iii) None of the Seller  Companies  has any  liabilities  for taxes other than those that are not yet due and payable, and no federal,  state, local or  foreign  tax  authority  is now  asserting  or  threatening  to  assert  any deficiency or assessment for additional  taxes with respect to any of the Seller
Companies.

      Section 3.9 LITIGATION.  Except as set forth on SCHEDULE 3.9, there are no claims,  actions, suits or proceedings pending or, to the knowledge of Seller or
Members,  threatened against or affecting the Seller Companies,  or any of them, or any Member,  officer or director of Seller in connection with the Business or the Interests,  before any federal,  state, local or foreign court or Government
Entity. None of the Seller Companies or Members is subject to or in default with respect to any judgment,  order, writ, injunction or decree that is binding upon the Seller Companies, or any of them, or Members with respect to the Business.

      Section 3.10 COMPLIANCE WITH LAWS. Except as listed on SCHEDULE 3.10, each of the Seller Companies and Members in compliance in all material  respects with all laws, ordinances,  regulations and orders applicable to the Business and the
Interests  and has no notice or knowledge  of any  violations,  whether  actual, claimed or alleged,  thereof. Each of the Seller Companies has such licenses and permits  issued  by the  relevant  Government  Entity as are  necessary  for the conduct of its Business (the "PERMITS").  Each of the Permits is currently valid and in  full  force  and  effect  and the  Permits  constitute  all  franchises, licenses, permits, consents, authorizations,  approvals, and certificates of any
Government  Entity necessary to the conduct of the Business.  None of the Seller
Companies or Members is in violation of any of the Permits.  There is no pending or, to the  knowledge  of Seller or Members,  threatened  proceeding  that could result in the revocation or  cancellation  of, or inability of any of the Seller
Companies to renew, any Permit.

                                      -10-

      Section 3.11 EMPLOYEE BENEFIT PLANS.  None of the Seller Companies has any
pension, retirement, profit-sharing,  deferred compensation, bonus, stock option or  other  incentive  plan,  or other  employee  benefit  program,  arrangement, agreement or understanding,  or medical, vision, dental or other health plan, or life insurance or disability plan, or any other employee benefit plan as defined in Section  3(3) of the Employee  Retirement  Income  Security  Act of 1974,  as
amended ("ERISA"), (whether or not any such employee benefit plans are otherwise exempt from the provisions of ERISA,  whether or not legally binding),  adopted, established,  maintained  or  contributed  to by any of the Seller  Companies or under  which it would  otherwise  be a party or have  liability  and under which employees or former employees  (whether or not retired  employees) of any of the
Seller Companies (or their  beneficiaries) are eligible to participate or derive a benefit.

      Section 3.12 TITLE TO ASSETS.  (a) Each of the Seller  Companies  has good and marketable title to all assets owned by it and valid leasehold  interests in all assets leased by it in the operation of its Business,  free and clear of all
Liens,  except as listed on SCHEDULE  3.12 hereto,  and  excluding (i) liens for taxes, fees, levies,  imposts,  duties or governmental  charges of any kind that are not yet  delinquent  or are being  contested  in good  faith by  appropriate proceedings  that suspend the collection  thereof;  or (ii) liens for mechanics,
materialmen,   laborers,  employees,  suppliers  or  others  that  are  not  yet delinquent or are being contested in good faith by appropriate proceedings. None of the Seller Companies is in violation of any covenant, condition, restriction, easement,  agreement,  order  or  regulation  of any  Government  Entity  having jurisdiction over the Seller Companies or their assets or the use thereof.

      Except  as listed on  SCHEDULE  3.12,  no  financing  statement  under the
Uniform Commercial Code or similar law naming Seller as debtor has been filed in any  jurisdiction  in respect of the Interests,  and Seller is not a party to or bound under any agreement or legal obligation  authorizing any party to file any such financing statement.

      Section 3.13 CONTRACTS AND COMMITMENTS. Each of the Contracts is valid and binding,  in full  force and  effect  and  enforceable  in  accordance  with its respective provisions.  Except as set forth on SCHEDULE 3.13, none of the Seller
Companies   has  assigned,   mortgaged,   pledged,   encumbered,   or  otherwise
hypothecated  any of its right,  title or interest  under the  Contracts  and no
Contract has been amended,  supplemented  or superseded.  Except as set forth on
SCHEDULE 3.13,  none of the Seller  Companies or, to the knowledge of the Seller or Members,  any other party thereto is in material  violation of, in default in respect of, nor, to  knowledge of the Seller or Members,  has there  occurred an event or  condition  which,  with the  passage  of time or giving of notice  (or both),  would constitute a material  violation or a default of any Contract.  No notice  has been  received  by any of the  Seller  Companies  claiming  any such default by any of the Seller  Companies or indicating the desire or intention of any other party thereto to amend, modify, rescind or terminate any Contract.

      Section  3.14 BOOKS OF ACCOUNT;  RECORDS.  The general  ledgers,  books of account and other records of the Seller Companies in respect of the Business are complete  and  correct  in  all  material  respects,  have  been  maintained  in accordance with sound business  practices and the matters  contained therein are appropriately and accurately reflected in the Financial Statements.

                                      -11-

      Section 3.15 CAPITALIZATION.  The Subsidiaries are authorized to issue the classes and numbers of Interests set forth on SCHEDULE 3.15, of which the number of Interests set forth on Schedule 3.15 are issued and are owned by Seller, free and clear of all Liens.  No other  Person  owns any  Interests.  Seller has full right, power, legal capacity and authority to transfer and deliver the Interests pursuant  to this  Agreement  and  Seller  is not a  party  to or  bound  by any agreements, arrangements or understandings restricting in any manner the sale or transfer of the Interests.  There is not outstanding,  and none of Seller or the
Subsidiaries is bound by or subject to, any subscription, option, warrant, call, right, contract,  commitment,  agreement,  understanding or arrangement to issue any additional membership interests in the Subsidiaries,  including any right of conversion or exchange under any outstanding  security or other instrument,  and no such membership interests are reserved for issuance for any purpose.

      Section  3.16  REQUIRED  FILINGS  AND  CONSENTS.  Except  as set  forth on
Schedule  3.16  hereto,  none of the Seller or the  Subsidiaries  is required to submit any notice,  report or other filing to or with any  Government  Entity in connection  with the execution,  delivery or  performance of the Agreement.  The execution,  delivery  and  performance  of  this  Agreement  by  Seller  and the consummation of the transactions contemplated hereby will not result in the loss
of  any  license,   franchise,  legal  privilege  or  permit  possessed  by  the
Subsidiaries  or give a right of  termination  to any party to any  agreement or other  instrument to which the  Subsidiaries,  or any of them, are parties or by which any of their respective properties are bound.

      Section  3.17  LABOR  MATTERS.  None  of the  Subsidiaries'  employees  is represented by any labor union, association or other organization. No Subsidiary has received any notice from any labor union,  association or other organization that it  represents or intends to represent  such  Subsidiary's  employees.  The
Subsidiaries  have complied in all material  respects with all  applicable  laws
affecting  employment  and  employment   practices,   terms  and  conditions  of
employment and wages and hours. The Subsidiaries have not received any notice of
and  there  is  no  complaint   alleging  unfair  labor  practices  against  the
Subsidiaries  pending,  or to the  knowledge  of Seller or  Members,  threatened before the National  Labor  Relations  Board or any other  charges or complaints pending,  or to the knowledge of Seller or Members,  threatened before the Equal
Employment Opportunity Commission, any state or local Human Rights Commission or any other state or local agency in respect of labor or  employment  matters.  No labor strike,  material dispute,  slowdown or stoppage has occurred with respect to the Subsidiaries'  employees and there is no labor strike,  material dispute, slowdown or stoppage  pending or  threatened  with respect to the  Subsidiaries'
employees.  There are no pending grievances or arbitration  proceedings  against the Subsidiaries.

      Section 3.18 ENVIRONMENTAL  MATTERS.  (a) No Subsidiary is the subject of, or, to the  knowledge  of the  Seller or  Members,  being  threatened  to be the subject of (i) any enforcement proceeding, or (ii) any investigation, brought in either  case under any  Environmental  Laws,  at any time in effect or (iii) any third party claim relating to environmental conditions on or off the premises or properties  of the  Subsidiaries  or  any  of  their  respective  customers.  No
Subsidiary  has been notified that it must obtain any Permits or file  documents for the operation of its business  under any  Environmental  Laws. No Subsidiary has been notified of any  conditions on or off the premises or properties of the
Subsidiaries  or any of their  respective  customers  that will give rise to any liabilities, known or unknown, under any Environmental Laws, or as the result of any  claim of any  third  party.  For the  purposes  of this  Section  3.18,  an

                                      -12-

investigation shall include,  but is not limited to, any written notice received by Seller,  Members,  or any  Subsidiary  that  relates to the onsite or offsite disposal, release, discharge or spill of any Hazardous Material.

      (b) Except as set forth on SCHEDULE 3.18,  there is no Hazardous  Material that any  Subsidiary  (or, to the  knowledge of Seller or Members,  any previous occupant of any Subsidiary's  facilities) has used,  stored or otherwise held in or on any of the  facilities of any  Subsidiary,  which,  are present at or have migrated from such facilities,  whether contained in ambient air, surface water, groundwater,  land surface or subsurface strata,  that violate any Environmental
Laws. Such facilities have been maintained by each Subsidiary in compliance with all  Environmental  Laws and  occupational,  health and safety or similar  laws, ordinances,  restrictions, licenses, and regulations. No Subsidiary has disposed of or arranged (by  contract,  agreement or  otherwise)  for the disposal of any material or substance that was generated or used by it at any off-site  location that has been or is listed or proposed for inclusion on any list  promulgated by any Government Entity for the purpose of identifying sites that pose a danger to health and safety.  Except as disclosed on Schedule 3.18 hereto,  (i) there have been no environmental studies, reports and analyses made or prepared in the last five years relating to the facilities of any  Subsidiary;  and (ii) none of such facilities  contains  any  underground  storage  tanks,  incinerators,  or waste treatment,  storage or  disposal  units,  landfills,  disposal  areas or surface impoundments.

      Section 3.19 ILLEGAL  PAYMENTS.  No Subsidiary has directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the  United  States of America  or any other  country,  that is in any manner related to the business or operations of the Subsidiaries,  which any of Seller,
Members or such  Subsidiary  knows or has reason to believe to have been illegal under any federal,  state or local laws or the laws of any other country  having jurisdiction.

      Section 3.20 FINDERS' FEES. There is no investment banker,  broker, finder or other  intermediary  that has been  retained  by or is  authorized  to act on behalf of Seller or Members who might be entitled to any fee or commission  from
Seller,  Members  or Buyers in  connection  with the  transactions  contemplated hereby.

      Section 3.21 INVESTMENT STATUS. Seller represents that it will receive the
Buyer Shares for its own account, for investment only and not with a view to, or any present  intention of,  effecting a distribution  of such  securities or any part  thereof,  except  pursuant to a  registration  statement  or an  available exemption under applicable Law. Seller  acknowledges  that the Buyer Shares have not been registered under the Securities Act or the securities laws of any state or other  jurisdiction  and cannot be disposed  of unless they are  subsequently registered  under the Securities Act and any applicable  state Laws or unless an exemption from such registrations is available.

      Section 3.22 DISCLAIMER; NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS
MAY  OTHERWISE  BE  EXPRESSLY  SET  FORTH  IN THIS  AGREEMENT,  SELLER  MAKES NO
REPRESENTATIONS  OR  WARRANTIES  OF ANY  KIND  CONCERNING  THE  BUSINESS  OR THE

                                      -13-

INTERESTS,  EXPRESS OR IMPLIED,  INCLUDING  WITHOUT  LIMITATION,  WARRANTIES  OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      Section  3.23  CLOSING  DATE  EFFECT.  All  of  the   representations  and
warranties  of Seller and Members are true and correct as of the date hereof and shall be true and correct on and as of the Closing  Date with the same force and effect as if such representations and warranties were made by Seller and Members to Buyers on the Closing Date.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

      The Buyers  jointly  and  severally  represent  and  warrant to Seller and
Members as of the date hereof and as of the Closing as follows:

      Section 4.1  ORGANIZATION.  Each Buyer is a  corporation  duly  organized, validly  existing and in good standing  under the laws of Texas.  FirstPlus is a corporation duly organized, validly existing and in good standing under the laws of Nevada.

      Section 4.2 AUTHORIZATION. Each Buyer Company has full corporate power and authority  to execute  and  deliver  this  Agreement  and each of the  Ancillary
Agreements  and to perform its  obligations  hereunder and  thereunder.  Neither
Buyer has conducted or will conduct any business  prior to the Closing Date. The execution,  delivery and performance by Buyers of this Agreement and each of the
Ancillary Agreements to which it is a party has been duly and validly authorized and no additional corporate or shareholder  authorization or consent is required in connection  with the  execution,  delivery and  performance by Buyers of this
Agreement or any of such  Ancillary  Agreements.  Assuming the due execution and delivery of this  Agreement  by Seller,  this  Agreement  is a legal,  valid and binding obligation of Buyers, jointly and severally,  enforceable against Buyers in  accordance  with its terms,  subject to applicable  bankruptcy,  insolvency, reorganization  and  moratorium  laws  and  other  laws of  general  application affecting the  enforcement  of creditors'  rights  generally,  and the fact that equitable  remedies  or relief  (including,  but not  limited  to, the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

      Section 4.3  CAPITALIZATION.  The  authorized  capital  stock of FirstPlus consists of (i)  100,000,000  shares of common  stock,  par value $.01 per share
("COMMON STOCK"),  of which at the date hereof, and prior to the issuance of the
Buyer Shares,  48,245,090 shares are validly issued and outstanding,  fully paid and non-assessable, and free of preemptive rights, and none are held as treasury shares;  (ii) 25,000,000  shares of non-voting  common stock, par value $.01 per share,  of which at the date  hereof no shares are issued and  outstanding,  and none are held as treasury shares; and (iii) 2,600,000 shares of preferred stock, par value $1.00 per share,  of which at the date hereof no shares are issued and outstanding and none are held as treasury shares.  Once issued, the Buyer Shares shall be Common Stock,  subject only to the restrictions of Regulation D. Except as disclosed on SCHEDULE 4.3 hereto,  FirstPlus  has not issued nor is FirstPlus bound by any subscription, option, warrant, call, commitment, agreement or other
Right of any character relating to the purchase,  sale, or issuance of, or right to receive  dividends or other  distributions  on, any shares of Common Stock or

                                      -14-

any other  security of FirstPlus  or any  securities  representing  the right to vote,  purchase or  otherwise  receive  any shares of Common  Stock or any other security of FirstPlus, other than pursuant to this Agreement.

      Section  4.4  LITIGATION.  There is no claim,  litigation,  action,  suit, proceeding, investigation or inquiry, administrative or judicial, pending or, to the knowledge of Buyers,  threatened against Buyers, at law or in equity, before any local Government Entity that might have an adverse effect on Buyers' ability to  perform  any of their  respective  obligations  under this  Agreement  or to consummate the transactions contemplated hereby.

      Section 4.5 NO BREACH OF STATUTE OR CONTRACT.  Neither the  execution  and delivery of this  Agreement  by Buyers,  nor the  consummation  by Buyers of the transactions  contemplated  hereby,  nor  compliance  by Buyers  with any of the provisions  hereof,  will violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any Government
Entity  applicable  to Buyers  or any of their  material  properties;  breach or conflict with any of the terms,  provisions  or  conditions of the  organization documents  of  Buyers;  or  violate,  conflict  with or  breach  any  agreement, contract, mortgage, instrument, indenture or license to which Buyers are parties or by which  Buyers  are or may be bound,  or  constitute  a default  (in and of itself or with the giving of notice,  passage  of time or both)  thereunder,  or result in the  creation  or  imposition  of any Lien upon,  or give to any other party or parties, any claim, interest or right,  including rights of termination or cancellation in, or with respect to any of Buyers' properties.

      Section 4.6 FINDERS' FEES. There is no investment banker,  broker,  finder or other  intermediary  that has been  retained  by or is  authorized  to act on behalf of Buyers or any  Affiliate of Buyers who might be entitled to any fee or commission from Seller,  Members or Buyers in connection  with the  transactions contemplated hereby.

      Section 4.7 FINANCIAL  CAPABILITY.  On the Closing Date,  Buyers will have sufficient funds to effect the Closing and all other  transactions  contemplated by this Agreement.

      Section 4.8 DUE  DILIGENCE.  Buyers have had an  adequate  opportunity  to conduct such  examinations,  audits and all other forms of "due  diligence" that they deem necessary in furtherance of the transaction contemplated hereby.

      Section  4.9 NO  OTHER  REPRESENTATIONS  OR  WARRANTIES.  Except  for  the
representations and warranties  contained in this ARTICLE IV, neither Buyers nor any other Person make any other express or implied representation or warranty on behalf of Buyers.

      Section  4.10  CLOSING  DATE  EFFECT.  All  of  the   representations  and
warranties  of Buyers are true and  correct  as of the date  hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if such  representations  and  warranties  were  made by Buyers to Seller on the
Closing Date.

                                      -15-

                                    ARTICLE V

                                    COVENANTS

      Section 5.1 TAX MATTERS.

            (a)  PROPERTY  TAXES.  All personal  property  and ad valorem  Taxes payable by the  Subsidiaries  ("PROPERTY  TAXES")  that have  accrued and become payable  prior to the Closing Date shall be paid by Seller.  All Property  Taxes that accrue and become  payable  subsequent to the Closing Date shall be paid by
Buyers.  All Property Taxes in respect of a period that  commences  prior to the
Closing Date and ends  subsequent to the Closing Date shall be prorated  between and paid by Seller and Buyers based upon the number of days in each such portion of such period.  The amount due any party as a result of proration shall be paid to such party at the Closing.

            (b) TAX  REFUNDS.  If,  at any time on or after  the  Closing  Date,
Buyers or Seller receives any refund,  rebate,  return,  credit or other similar payment  with respect to Taxes paid by or on behalf of the other or any of their
Affiliates,  such  party  shall  promptly  notify  the other in  writing of such receipt and shall remit the full amount of such payment  (including any interest thereon received from the Government Entity) to the other.

            (c) TRANSFER TAXES.  All federal,  state,  local or foreign or other excise,  sales, use, value added,  transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar Taxes that may be imposed or assessed solely as a result of the Transaction,  together with any interest,  additions  or  penalties  with  respect  thereto and any  interest in respect of such  additions or  penalties  ("TRANSFER  TAXES")  shall be borne by
Buyers.  Any Tax Returns that must be filed in connection  with  Transfer  Taxes shall be timely  prepared  by Buyer.  Buyers  shall  provide  copies of such tax returns  to Seller no later than  fifteen  (15) days prior to their due date and
Buyers and Seller shall cooperate in the timely filing of all such Tax Returns.

            (d)  REGULATORY  NOTICES  AND  CONSENTS.  Seller  and  Buyers  shall cooperate fully in providing all applicable notices to Government Entities,  and shall secure all Permits of such  Government  Entities as are  necessary for the performance  of this  Agreement  and for the  conduct of the  Business by Buyers after the Closing Date.

            (e) ASSISTANCE AND COOPERATION.  After the Closing Date, the parties shall  cooperate  fully in (i)  preparing  for any audits of, or  disputes  with taxing  authorities  regarding,  any Taxes or Tax Returns and (ii) preparing and filing all Tax Returns to the extent reasonably  requested,  including,  in each case, by providing each other with access to  information,  records,  documents, properties and personnel relating to the Business or Interests. Each party shall
(A)  provide  timely  notice to the other in writing of any  pending or proposed audits or assessments  with respect to Taxes for which such other party may have any Liability  under this Agreement and (B) furnish the other with copies of all relevant  correspondence  received from any taxing  authority in connection with any audit or information request with respect to any Taxes referred to in clause
(A) of this SECTION 5.1(e).

            (f)  MAINTENANCE  OF BUYERS'  BOOKS AND RECORDS.  Until the later of three years after the Closing Date or the expiration of the  applicable  statute of limitations  (including periods of waiver of which Buyers shall have received written  notice) for any Tax Returns filed or required to be filed  covering the periods up to and  including the Closing  Date,  Buyers  shall,  and shall cause their  Affiliates  to, retain all Books and Records with respect to the Business in existence on the Closing  Date and  delivered or made  available to Buyers by
Seller.  After the Closing Date, prior to the expiration of such period,  Buyers

                                      -16-

will provide  Seller access to such Books and Records for inspection and copying by Seller,  or its agents upon reasonable  request and upon  reasonable  notice.
After  the  expiration  of such  period,  no such  Books  and  Records  shall be destroyed by Buyers without first advising Seller in writing and giving Seller a reasonable  opportunity to obtain possession thereof,  any costs of transferring such Books and Records to be paid by Seller.

      Section 5.2 CONFIDENTIALITY

            (a)  CONFIDENTIAL  INFORMATION.  Buyers  acknowledge  and  agree for themselves and their Affiliates that all information,  know-how,  trade secrets, technical or non-technical data, materials, manuals, conclusions,  operating and testing procedures,  formulas, formulations,  proprietary information,  business plans, business records, marketing and sales information,  reports, drawings, or plans, or information  relating to the business affairs or finances of Seller or of any suppliers, agents, distributors, licensees or customers of Seller, or any other non-public  information of Seller,  whether disclosed or provided in oral, written  (including  electronic,  facsimile,  paper  or other  means),  graphic, photographic  or any other form,  shall be deemed  confidential  information  of
Seller ("CONFIDENTIAL INFORMATION").  Confidential Information shall not include any  information  with respect to the  Interests or any  information  that:  (i)
becomes  generally  available to the public other than as a result of disclosure by recipient;  (ii) was legally  available to a recipient on a  non-confidential basis  prior to being made  available  to such  recipient  by  Seller;  or (iii)
becomes  legally  available  to a recipient on a  non-confidential  basis from a source other than Seller, its directors, officers, employees or Representatives;
provided,  that such  source is not bound by a  confidentiality  agreement  with respect to such  Confidential  Information  in favor of Seller and  delivered or made available by Seller to Buyers prior to the Closing.

            (b) LIMITED USE BY BUYERS.  Prior to the Closing Date,  Buyers,  for
themselves and their Affiliates,  shall hold Confidential  Information in strict confidence and disclose it only to those of their respective Affiliates, agents,
advisors,   subcontractors  and  employees  (each,  a  "REPRESENTATIVE")   on  a
need-to-know  basis in order to fulfill their rights and obligations  under this
Agreement and only to the extent that such recipient  Representative  is under a similar  obligation to maintain the  confidentiality  of the information.  It is expressly  understood  and agreed by the parties  that prior to the Closing Date
all  Confidential   Information  that  Buyers  and  their  Affiliates  or  their respective  Representatives  have  received or may hereafter  receive,  shall be maintained in the strictest confidence, and shall not be disclosed to any Person that is not  associated  or  affiliated  with the  recipient and involved in the transactions contemplated hereby, without the prior written approval of Seller.

            (c) NO DISCLOSURE BY SELLER.  Subsequent to the Closing Date, Seller
shall not, for itself and its Affiliates, (a) disclose to any Person (other than
Buyers or those  designated  in writing by Buyers) in any  manner,  directly  or indirectly,  any Confidential  Information,  or (b) use, or permit or assist, by acquiescence or otherwise,  any Person (other than Buyers or those designated in writing  by  Buyers)  to  use,  in  any  manner,  directly  or  indirectly,  any
Confidential  Information,  excepting  only to enforce  the  provisions  of this
Agreement.

            (d)  REQUIRED  DISCLOSURE.  If  either  party  hereto  or any of its respective  Representatives is required to disclose any Confidential Information

                                      -17-

pursuant to any applicable Law, or to enforce any rights under this Agreement or any of the  Ancillary  Agreements,  it will  promptly  notify the other party in writing of any such  requirement so that the other party may seek an appropriate protective  order or other  appropriate  remedy  or  waive  compliance  with the provisions  of this SECTION 5.2. If such order or other remedy is not  obtained, or the other party waives compliance with the provisions of this Agreement,  the
recipient  of  such   information   will  disclose  only  that  portion  of  the
Confidential Information that it is legally required to so disclose.

      Section 5.3 ORDINARY  COURSE.  During the term of this Agreement  prior to the Closing,  Seller  shall  conduct and cause the  Subsidiaries  to conduct the
Business in the Ordinary  Course.  Seller shall not sell any of the Interests to anyone other than Buyers.

      Section 5.4 CONSENTS.  The parties to this Agreement  shall cooperate with each other and use  commercially  reasonable  efforts to obtain as  promptly  as practicable all permits, consents,  approvals, waivers and authorizations of all third  parties  which are  imposed  in the event of a change in  control  or are necessary or advisable  to  consummate  the  transactions  contemplated  by this
Agreement.  Notwithstanding  the foregoing,  Seller shall be responsible and pay for any fees,  payments or other financial  accommodation  imposed by each third party under each Contract  (whether on Seller or Buyer) in the event of a change in  control.  If,  pursuant  to  the  provisions  of the  immediately  preceding sentence,  Seller  would be  required  to expend in the  aggregate  in excess of
$100,000,  then Seller may  terminate  this  Agreement  in  accordance  with the provisions of SECTION 8.1(D) hereof.

      Section 5.5 FURTHER ASSURANCES.  From time to time after the Closing Date, each party hereto shall,  and shall cause its Affiliates,  to promptly  execute, acknowledge  and deliver any other  assurances  or documents or  instruments  of transfer  reasonably  requested by the other party hereto and  necessary for the requesting party to satisfy its obligations  hereunder or to obtain the benefits of the transactions contemplated hereby.

      Section 5.6 EXCLUSIVITY.  During the term of this Agreement,  Seller shall not,  directly or  indirectly:  (i) consummate or enter into any written or oral agreement  with any Person other than Buyers  relating to the  possible  sale or disposition of all or any portion of the Business or any of the Interests;  (ii)
solicit, initiate, or encourage the submission of any proposal or offer from any
Person  relating or enter into or  consummate  any  transaction  relating to the
Interests,  or (iii)  participate in any discussions or negotiations  regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.  Seller  shall  notify  Buyers  immediately  if any Person  makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      Section  5.7  NON-COMPETITION  AND  NON-SOLICITATION.  Seller  shall  not, directly or  indirectly,  for two years after the Closing (the  "NON-COMPETITION
PERIOD"),  in the States of  Pennsylvania,  New Jersey,  Pennsylvania  or Texas,
engage in or render  services to, work for or on behalf of, have an interest in, make any loan to, or assist in any  manner,  any  business  that is  engaged  in competition with the Business. Seller shall not, directly or indirectly,  during the  Non-competition  Period, (i) solicit,  entice away, call upon, divert, take away, refer to a competitor,  or otherwise  interfere with Buyers'  relationship

                                      -18-

with any customer or any future or prospective customers, business or suppliers, wherever located or serviced, of Buyers, including, without limitation,  through the provision of services competitive with those of the Business,  to any of the foregoing persons or entities or (ii) hire, solicit, recruit, or entice away any employee or consultant of Buyers or any person who was an employee or consultant of Buyers during the  preceding  six months for any reason,  attempt to persuade any  employee  or  consultant  of Buyers to  terminate,  reduce or refrain  from engaging in his or her employment or other service  relationship with Buyers for any reason or otherwise  interfere with Buyers'  relationship  with any of their employees,  consultants  or anyone  else who  provides  services  similar to the
Business to Buyers.  Notwithstanding  the  foregoing,  nothing in this Agreement shall prevent or otherwise  restrict  Seller from providing  services other than services competitive with the Business to any party or person.

      Section 5.8 INJUNCTIVE RELIEF. Seller acknowledges and agrees that Buyers'
remedy at law for any breach of any of Seller's  obligations  under SECTIONS 5.2
AND 5.8 hereof would be  inadequate,  and agrees and consents that temporary and permanent  injunctive  relief may be granted in a proceeding that may be brought to enforce any  provision of SECTIONS 5.2 AND 5.8 without the necessity of proof of actual  damage and  without  the  requirement  of the  posting of any bond or security.

      Section 5.9 SEVERABILITY.  With respect to any provision of this ARTICLE V finally  determined by a court of competent  jurisdiction  to be  unenforceable, such court  shall  have  jurisdiction  to reform  such  provision  so that it is enforceable to the maximum extent  permitted by law, and the parties shall abide by such court's determination. In the event that any provision of this ARTICLE V cannot be  reformed,  such  provision  shall be deemed to be  severed  from this
Agreement, but every other provision of ARTICLE V of this Agreement shall remain in full force and effect.

      Section 5.10 UPDATE  DISCLOSURE.  From and after the date hereof until the
Closing  Date,  Seller  and in all  material  respects,  except  that  any  such representation  and  warranties  qualified as to  materiality  shall be true and correct,  Buyers shall update each other on a regular basis by written notice to the other  party to reflect any matters  that have  occurred  from and after the date hereof, that if existing on the date hereof, would have been required to be described under this Agreement.

                                   ARTICLE VI

                             CONDITIONS TO CLOSING

      Section  6.1  CONDITIONS  TO THE  OBLIGATIONS  OF BUYERS AND  SELLER.  The
obligations  of the  parties  hereto to effect the  Closing  are  subject to the following: (a) the other party's representations and warranties set forth herein shall  be true  and  correct  in all  material  respects,  except  that any such representations  and warranties  qualified as to  materiality  shall be true and correct;  (b) the other party shall have  performed and complied in all material respects  with all of its  covenants and  obligations  hereunder,  and under the
Ancillary  Agreements,  through  the  Closing;  (c) there being no law in effect prohibiting the Transaction;  and (d) there being no action or legal proceeding, pending or threatened,  in which an  unfavorable  injunction,  judgment,  order, decree or other ruling would (i) prevent  consummation of the Transaction,  (ii)

                                      -19-

cause any of the  Transaction  to be rescinded  following the Closing,  or (iii)
affect  adversely  the right of Buyers to own the  Interests  or to operate  the
Business after the Closing (and no such injunction,  judgment,  order, decree or other ruling shall be in effect).

      Section 6.2  CONDITIONS TO THE  OBLIGATIONS  OF BUYERS.  The obligation of
Buyers to effect the  Closing is subject to is subject to the  satisfaction  (or waiver)  prior to the Closing of the Seller  having  executed and  delivered any unexecuted Ancillary Agreements to which it is a party.

      Section 6.3  CONDITIONS TO THE  OBLIGATIONS  OF SELLER.  The obligation of
Seller to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

            (a)  ANCILLARY  AGREEMENTS.  The  Buyers  shall  have  executed  and delivered the unexecuted Ancillary Agreements.

            (b) PURCHASE PRICE. The Buyers shall have delivered the cash portion of the Purchase Price and the Note.

                                   ARTICLE VII

                        INDEMNIFICATION; CERTAIN REMEDIES

      Section 7.1  INDEMNIFICATION BY BUYERS.  From and after the Closing Buyers shall jointly and severally  indemnify,  defend and hold  harmless  Seller,  its
Affiliates, and their respective directors,  officers,  shareholders,  partners, members, attorneys, accountants, agents, representatives and employees and their heirs, successors and permitted assigns, each in their capacity as such (each, a
"SELLER INDEMNIFIED PARTY") from, against and in respect of any damages, losses, charges,  liabilities,  claims, demands, actions, suits, proceedings,  payments, judgments, settlements,  assessments,  deficiencies, taxes, interest, penalties, and costs and expenses  (including  removal costs,  remediation  costs,  closure costs,  fines,  penalties and expenses of investigation and ongoing  monitoring,
attorneys'  fees  and  disbursements)   (collectively,   "LOSSES")  imposed  on,
sustained,  incurred or  suffered  by, or  asserted  against,  any of the Seller
Indemnified  Parties,  whether in respect of third party claims,  claims between the parties hereto,  or otherwise,  directly or indirectly  relating to, arising out of or resulting from (i) any breach of any  representation  or warranty made by Buyers in this Agreement and in the Ancillary Agreements;  (ii) any breach of any  covenant  or  obligation  of Buyers  in this  Agreement  or in any  writing delivered by Buyers pursuant to this Agreement;  or (iii) any Liability  arising out of the ownership of the Interests in respect of any period after the Closing
Date.  The amount of any Loss for which  indemnification  is provided under this
Agreement  shall be increased to take into account any net Tax cost  incurred by
Seller arising from the receipt of such indemnity  payment  (grossed up for such increase).  The amount of any Loss for which  indemnification  is provided under this Section 7.1 shall offset any amounts due and owing under the Note.

      Section  7.2  INDEMNIFICATION  BY SELLER AND  MEMBERS.  From and after the
Closing  Seller and Members shall jointly and  severally  indemnify,  defend and
hold  harmless  Buyers,  their  Affiliates,   and  their  respective  directors,
officers,  shareholders,  partners,  members,  attorneys,  accountants,  agents, representatives and employees and their heirs, successors and permitted assigns,

                                      -20-

each in their capacity as such (each, a "BUYER INDEMNIFIED PARTY") from, against and in respect of any Losses imposed on, sustained,  incurred or suffered by, or asserted against,  any of the Buyer Indemnified  Parties,  whether in respect of third party claims, claims between the parties hereto, or otherwise, directly or indirectly  relating to,  arising out of or resulting from (i) any breach of any representation  or warranty made by Seller and Members in this  Agreement and in the  Ancillary  Agreements;  (ii) any breach of any  covenant or  obligation  of
Seller or Members in this  Agreement  or in any writing  delivered  by Seller or
Members pursuant to this Agreement;  and (iii) any Liability  arising out of the ownership of the  Interests in respect of any period prior to the Closing  Date.
The  amount  of any  Loss for  which  indemnification  is  provided  under  this
Agreement  shall be increased to take into account any net Tax cost  incurred by the Buyers  arising from the receipt of such indemnity  payment  (grossed up for such increase).

      Section 7.3 THIRD PARTY CLAIM INDEMNIFICATION PROCEDURES.

            (a) In the event that any claim or demand for which  Buyers may have any Liability to any Seller  Indemnified Party hereunder or for which Seller and
Members may have any  Liability to any Buyer  Indemnified  Party  hereunder,  is asserted against or sought to be collected from any Seller  Indemnified Party or
Buyer  Indemnified  Party, as applicable  (each, an "INDEMNIFIED  PARTY"),  by a third party (a "THIRD  PARTY  CLAIM"),  Seller and  Members on the one hand,  or
Buyers on the other hand,  shall  promptly  notify the other of such Third Party
Claim. Buyers and Members or Seller, as applicable,  shall then have 30 days (or such  lesser  number of days set forth in the notice of the Third Party Claim as may be required by court  proceeding  in the event of a litigated  matter) after receipt  of the  notice of the Third  Party  Claim to notify  the other and such
Indemnified Party that it desires to defend such Third Party Claim.

            (b) In the event that Buyers on the one hand,  or Seller and Members on the other  hand,  notify the other and such  Indemnified  Party  within  such
30-day  period (or such  shorter  period as  provided in the notice of the Third
Party Claim or as required by a court proceeding) that it desires to defend such
Indemnified  Party against a Third Party Claim,  such party shall have the right to  defend  the  Indemnified  Party by  appropriate  proceedings  using  counsel reasonably  satisfactory  to the  Indemnified  Party and shall have the power to direct and control such  defense at its  expense.  Once a party has duly assumed the defense of a Third Party Claim, the Indemnified  Party shall have the right, but not the  obligation,  to  participate  in any  such  defense  and to  employ separate  counsel of its  choosing.  No party shall,  without the prior  written consent of each  Indemnified  Party,  settle,  compromise  or offer to settle or compromise  any  Third  Party  Claim on a basis  that  would  result  in (i) the imposition  of a consent  order,  injunction  or decree that would  restrict the future  activity or conduct of the  Indemnified  Party or any of its Affiliates,
(ii) a finding or  admission of a violation of Law or violation of the rights of any Person by the Indemnified Party or any of its Affiliates, (iii) a finding or admission  that would have an adverse  effect on other claims made or threatened against the  Indemnified  Party or any of its  Affiliates,  or (iv) any monetary
Liability of the Indemnified  Party that will not be promptly paid or reimbursed by such party.

            (c) If Buyers on the one hand,  or Seller  and  Members on the other hand, as  applicable,  (i) elect not to defend the  Indemnified  Party against a

                                      -21-

Third Party Claim,  whether by not giving the Indemnified Party timely notice of its desire to so defend or  otherwise  or (ii) after  assuming  the defense of a
Third Party Claim,  fail to take reasonable steps necessary to defend diligently such Third Party Claim,  the Indemnified  Party shall have the right but not the obligation to assume its own defense;  it being  understood that the Indemnified
Party's right to indemnification  for a Third Party Claim shall not be adversely affected by such  Indemnified  Party's  assuming the defense of such Third Party
Claim.

            (d) Such party and the Indemnified Party shall cooperate in order to ensure the proper and  adequate  defense of a Third Party  Claim,  including  by providing access to each other's relevant  business records and other documents, and  employees;  IT  BEING  UNDERSTOOD  THAT  the  costs  and  expenses  of  the
Indemnified Party relating thereto shall be Losses.

            (e) Such party and the  Indemnified  Party shall use reasonable best efforts  to  avoid  production  of  Confidential  Information  (consistent  with applicable Law), and to cause all  communications  among employees,  counsel and others  representing  any  party  to a  Third  Party  Claim  to be made so as to preserve any applicable attorney-client or work-product privileges.

            (f)  Notwithstanding  anything in this SECTION 7.3 to the  contrary,
(i) the Indemnified  Party shall have full control over the defense of any Third
Party Claim involving  Taxes and the Indemnified  Party shall not be required to provide  any other  party  hereto  with  access to the  Indemnified  Party's Tax
Returns or any other Tax information or proceedings  that the Indemnified  Party reasonably  deems  to  be  confidential;  and  (ii)  if  there  is a  reasonable probability  that a Third Party Claim may  materially  and  adversely  affect an
Indemnified  Party  other than as a result of money  damages  or other  monetary payments, including without limitation, any Third Party Claim (a) relating to or arising  out of any  criminal  proceeding,  action,  indictment,  allegation  or investigation,  or (b) seeking an injunction or other  equitable  relief against the Indemnified Party, the Indemnified Party shall have the right to control the prosecution,  defense or  settlement  of such Third Party  Claim.  In all of the foregoing  cases,  such party shall  nevertheless  pay the  reasonable  fees and expenses  of  counsel  retained  by  the  Indemnified  Party  in  the  foregoing circumstances.

      Section 7.4  CONSEQUENTIAL  DAMAGES.  EXCEPT AS SPECIFICALLY  SET FORTH IN
THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY
CONSEQUENTIAL,  INDIRECT,  INCIDENTAL OR OTHER SIMILAR  DAMAGES,  INCLUDING LOST
PROFITS,  LOST  REVENUES,  BUSINESS  INTERRUPTION,  COST OF  CAPITAL  OR LOSS OF
BUSINESS REPUTATION OR OPPORTUNITY,  FOR ANY BREACH OR DEFAULT UNDER, OR ANY ACT
OR OMISSION  ARISING OUT OF OR IN ANY WAY  RELATING  TO, THIS  AGREEMENT  OR THE
TRANSACTIONS  CONTEMPLATED HEREBY, UNDER ANY FORM OF ACTION WHATSOEVER,  WHETHER
IN CONTRACT OR OTHERWISE (OTHER THAN INDEMNIFICATION FOR AMOUNTS PAID OR PAYABLE
TO THIRD  PARTIES IN RESPECT OF ANY THIRD PARTY CLAIM FOR WHICH  INDEMNIFICATION
HEREUNDER IS OTHERWISE REQUIRED).

                                      -22-

                                  ARTICLE VIII

                                   TERMINATION

      Section 8.1  TERMINATION.  This  Agreement  may be  terminated at any time prior to the Closing:

            (a) by written agreement of Buyers and Seller;

            (b) by Buyers, if the Closing shall not have occurred on or prior to
August 3, 2007 or by Seller,  if the Closing shall not have occurred on or prior to August 3, 2007, by giving  written  notice of such  termination  to the other party,  so  long as the  terminating  party  is not in  material  breach  of its obligations under this Agreement; or

            (c) by  Buyers,  if Seller  and  Members  shall  breach any of their representations,  warranties or obligations  hereunder,  or by Seller, if Buyers shall breach any of its representations, warranties or obligations hereunder, by giving written notice of such termination to the other party,  provided that, in each case, the party giving such notice shall have given the other party written notice of the alleged breach in reasonable  detail and afforded such other party not less than ten (10) days  opportunity to cure such alleged breach unless such breach, by its nature, cannot be cured prior to the Closing Date; or

            (d) by Seller, pursuant to the final sentence of SECTION 5.4 hereof.

      Section 8.2 EFFECT OF  TERMINATION.  If this  Agreement is  terminated  in accordance with SECTION 8.1, all obligations of the parties under this Agreement will  terminate  except that the  obligations of the parties in this SECTION 8.2 and in SECTIONS 5.2 and 9.6 (and any related  definitional  provisions set forth in  ARTICLE  I) will  survive.  Nothing  herein  shall  relieve  any party  from
Liability  for any breach of this  Agreement  or any  representation,  warranty, covenant or agreement  contained  in this  Agreement  or shall  restrict  either party's rights in the case thereof.

      Section 8.3 WAIVER. At any time prior to the Closing Date, the parties may
(i) extend the time for the  performance of any of the obligations or other acts of the other  party,  (ii) waive any  inaccuracies  in the  representations  and warranties  contained  herein or in any document  delivered  pursuant hereto and
(iii)  waive  compliance  with any of the  agreements  or  conditions  contained herein.  Any such  extension  or  waiver  shall be valid  only if set forth in a written instrument signed on behalf of such party, but such extension, waiver or failure to insist on strict compliance with an obligation,  covenant,  agreement or condition  shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.1 NOTICES.  All notices and  communications  hereunder  shall be deemed to have been duly given and made if in writing  and if served by personal delivery  upon the party  for whom it is  intended  or  delivered  by  overnight

                                      -23-

courier,  registered or certified mail, return receipt requested,  or if sent by fax,  PROVIDED  THAT the fax is promptly  confirmed  by  telephone  confirmation thereof,  to the Person at the address set forth below, or such other address as may be designated in writing hereafter,  in the same manner, by such Person, and shall be deemed to have been duly given when received,  or five days after being sent by registered or certified mail.

      To Buyers:
                        John Maxwell, President and CEO
                        FirstPlus Financial Group, Inc.
                        c/o William Maxwell P.C.
                        Attention:  William Maxwell, Esquire
                        6232 North Highway 146, Suite 400
                        Baytown, TX 77520
                        Telephone: 281-573-4562
                        Fax: 281-573-3792

      With a copy to:
                        Olshan Grundman Frome Rosenzweig & Wolosky LLP
                        Park Avenue Tower
                        65 East 55th Street
                        New York, NY 10022
                        Attention: David J. Adler, Esquire
                        Telephone:  212-451-2244
                        Fax:  212-451-2222

      To Seller and Members:
                        Globalnet Enterprises, LLC
                        2516 East Ontario Street
                        Philadelphia, PA 19134
                        Attention: Arnold Lyubarskiy, Manager
                        Telephone: 215-291-9900
                        Fax: 215-291-9912

      With a copy to:
                        Eizen Fineburg & McCarthy, P.C.
                        Two Commerce Square Suite 3410
                        2001 Market Street
                        Philadelphia, PA  19103
                        Attention: Gary J. McCarthy, Esquire
                        Telephone: 215-751-9666
                        Fax: 215-751-9310

      Section 9.2  AMENDMENT;  WAIVER.  Any  provision of this  Agreement may be amended or waived if, and only if,  such  amendment  or waiver is in writing and signed,  in the case of an amendment,  by Buyers and Seller, or in the case of a waiver,  by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right,  power or privilege  hereunder shall operate as a waiver  thereof  nor shall any single or partial  exercise  thereof

                                      -24-

preclude  any other or further  exercise  thereof or the  exercise  of any other right,  power or privilege.  The rights and remedies  herein  provided  shall be cumulative and not exclusive of any rights or remedies provided by law except as otherwise specifically provided in ARTICLE VII hereof.

      Section 9.3 NO  ASSIGNMENT  OR BENEFIT TO THIRD  PARTIES.  This  Agreement
shall be binding  upon and inure to the benefit of the parties  hereto and their respective successors,  legal representatives and permitted assigns. No party to this  Agreement may assign any of its rights or delegate any of its  obligations under this  Agreement,  by  operation  of Law or  otherwise,  without  the prior written  consent of the other party  hereto,  except as provided in SECTION 9.5.
Nothing in this  Agreement,  express or implied,  is intended to confer upon any
Person other than Buyers,  Seller,  the  Indemnified  Parties (under Article VII only) and their  respective  successors,  legal  representatives  and  permitted assigns, any rights or remedies under or by reason of this Agreement.

      Section 9.4 ENTIRE AGREEMENT.  This Agreement (including all Schedules and
Exhibits  hereto) and the  Ancillary  Agreements  contain  the entire  agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and  understandings,  oral or written,  with respect to such matters.

      Section 9.5 FULFILLMENT OF OBLIGATIONS. Any obligation of any party to any other party under this  Agreement,  or any of the  Ancillary  Agreements,  which obligation  is performed,  satisfied or fulfilled  completely by an Affiliate of such party,  shall be deemed to have been  performed,  satisfied or fulfilled by such party.

      Section  9.6 PUBLIC  DISCLOSURE.  Except as may be required to comply with the  requirements  of any  applicable  Law and the rules and  regulations of any stock  exchange  or  automated  quotation  system upon which the  securities  of
FirstPlus  are  listed,  from and after the date  hereof,  no press  release  or similar public  announcement or communication shall be made or caused to be made relating  to this  Agreement  unless  specifically  approved  in advance by both parties hereto.

      Section 9.7  SCHEDULES.  The  disclosure  of any matter in any Schedule to this  Agreement  shall be deemed to be a  disclosure  for all  purposes  of this
Agreement to which such matter could reasonably be expected to be pertinent, but shall not be deemed to constitute  an admission by Seller or to otherwise  imply that any such matter is material for the purposes of this Agreement.

      Section 9.8 GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM;
WAIVER OF TRIAL BY JURY.  THE  AGREEMENT  SHALL BE GOVERNED BY AND  CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE  COMMONWEALTH OF PENNSYLVANIA  WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAW. Each party hereto agrees that it shall bring any action or  proceeding  in respect of any claim arising out of or related to this
Agreement or the transactions contained in or contemplated by this Agreement and the Ancillary  Agreements,  exclusively in the United States  District Court for the Eastern  District  of  Pennsylvania  or any  Pennsylvania  court  sitting in
Philadelphia (the "CHOSEN COURTS"), and solely in connection with claims arising under this Agreement or the transactions  that are the subject of this Agreement or any of the  Ancillary  Agreements  (i)  irrevocably  submits to the exclusive

                                      -25-

jurisdiction of the Chosen Courts,  (ii) waives any objection to laying venue in any such  action or  proceeding  in the  Chosen  Courts,  and (iii)  waives  any objection  that  the  Chosen  Courts  are an  inconvenient  forum or do not have jurisdiction over any party hereto.

      Section 9.9  COUNTERPARTS.  This  Agreement may be executed in one or more counterparts,  each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

      Section  9.10  HEADINGS.  The heading  references  herein and the table of contents  hereof are for  convenience  purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

      Section 9.11  SEVERABILITY.  The  provisions  of this  Agreement  shall be deemed severable and the invalidity or  unenforceability  of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this  Agreement,  or the  application  thereof to any Person or any circumstance,  is  invalid  or  unenforceable,  (a)  a  suitable  and  equitable provision shall be substituted  therefor in order to carry out, so far as may be valid and  enforceable,  the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this  Agreement and the  application  of such provision  to other  Persons  or  circumstances  shall not be  affected  by such invalidity or  unenforceability,  nor shall such invalidity or  unenforceability affect the validity or  enforceability  of such  provision,  or the  application thereof, in any other jurisdiction.

      Section  9.12  MEMBERS'  AGENT.  Each of Members by its  execution of this
Agreement hereby appoints Seller as the Members' Agent (the "MEMBERS' AGENT") to
act on behalf of such Member for all  purposes  under this  Agreement.  Whenever this Agreement  requires that notice be given to or by Members,  or provides for an action to be taken by Members,  such notice shall be given to Members' Agent, and such action may be taken by Members' Agent, on behalf of all Members.

                            [SIGNATURE PAGE FOLLOWS]

                                      -26-

      IN WITNESS WHEREOF,  the parties have executed or caused this Agreement to be executed as of the date first written above.

                               SELLER:

                               GLOBALNET ENTERPRISES, LLC

                               By: /s/ Arnold Lyubarskiy
                                  ----------------------------------------------
                               Arnold Lyubarskiy, Manager

                               MEMBERS:

                               LEARNED ASSOCIATES OF NORTH AMERICA, LLC

                               By: /s/ John A. Parisi
                                  ----------------------------------------------
                               John A. Parisi, Manager

                               SEVEN HILLS MANAGEMENT, LLC

                               By: /s/ Arnold Lyubarskiy
                                  ----------------------------------------------
                               Arnold Lyubarskiy, Manager

                               DIVERSIFIED DEVELOPMENT LLC

                               By: /s/ Anthony Persiano
                                  ----------------------------------------------
                               Anthony Persiano, Manager

                                 AJAX BARON, LLC

                               By: /s/ Salvatore Piccolo
                                  ----------------------------------------------
                               Salvatore Piccolo, Manager

                               BUYERS:

                               FIRSTPLUS ENTERPRISES, INC.

                               By: /s/ John W. Maxwell
                                  ----------------------------------------------
                               Name:  John W. Maxwell
                               Title: President

                               FIRSTPLUS DEVELOPMENT COMPANY

                               By: /s/ William Bianco
                                  ----------------------------------------------
                               Name:  William Bianco
                               Title: President

      The  undersigned  hereby  guarantees  the payment and  performance  of the liabilities and obligations of Buyers hereunder.

                               FIRSTPLUS FINANCIAL GROUP, INC.

                               By: /s/ John W. Maxwell
                                  ----------------------------------------------
                                  Name:  John W. Maxwell
                                  Title: President and Chief Executive Officer